Exhibit 32.2

CERTIFICATE OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

The undersigned, Marc D. Miller has executed this certificate in connection with the filing with the Securities and Exchange Commission of the Company's report on Form 10-Q for the quarterly period ended April 28, 2012 (the “Report”).

The undersigned hereby certifies that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 1st day of June 2012.

/s/ MARC D. MILLER
Marc D. Miller
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.